Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:     Robert Monson, President and CEO
                 713-881-2816

SEITEL ANNOUNCES FOURTH QUARTER AND 2004 ANNUAL RESULTS

Fourth Quarter Experiences Highest Activity Level Since 2000

HOUSTON, March 28, 2005 - Seitel, Inc. (OTC Bulletin Board: SELA), a leading provider of seismic data to the oil and gas industry, today reported its results for the fourth quarter and year ended December 31, 2004. Revenue for the quarter was $33.9 million compared to $30.2 million for the fourth quarter of 2003. Revenue for 2004 was $137.7 million compared to $131.5 million for 2003. Cash resale revenue for the 2004 fourth quarter of $28.1 was the highest since 2000 and contributed in growing the cash balance by $25.4 million in the quarter.

"We are very pleased with the results in the fourth quarter and hope that this represents a trend towards more E&P spending on exploration," stated Rob Monson, chief executive officer of Seitel. "The duration of this cycle, the level of drilling activity, and the industry macroeconomics suggest that our clients should need more data to generate new prospects. With one of the largest data libraries in North America, we are well positioned to provide our clients with the seismic data to meet this demand."

For the fourth quarter, the company reported a net loss of $5.6 million, or $.04 per share, compared with a net loss of $25.8 million, or $1.02 per share for the fourth quarter of 2003. Included in the net loss for the fourth quarter of 2003 were a $16.6 million non-cash impairment charge on the company's seismic data library and $6.4 million in reorganization charges and various litigation costs.

For the year ended December 31, 2004, the company reported a net loss of $92.1 million, or $1.20 per share, compared with a net loss of $37.9 million, or $1.50 per share for the 2003 year. Results for both periods include a number of special items that are not necessarily indicative of the company's core operations or its prospects, and impact comparability between years. The 2004 period includes a $59.1 non-cash amortization charge related to the company's decision to revise its estimate of the accounting seismic data life from seven to four years, $12.5 million in reorganization charges, $2.3 million in overlapping interest expense and $0.9 million of severance costs for former executives, partially offset by $2.4 million of foreign currency remeasurement gains related to the strengthening of the Canadian dollar. The 2003 period includes $30.0 million of impairment charges and $11.5 million in reorganization costs and various litigation costs, partially offset by $4.1 million of foreign currency remeasurement gains related to the strengthening of the Canadian dollar.

CONFERENCE CALL

Seitel will broadcast live via the Internet fourth quarter and yearend results for 2004 Tuesday, March 29 at 10:00 am Central Time (11:00 am Eastern Time). To listen to the Webcast, log on to http://www.seitel-inc.com/investorrelations.asp and click on the 2004 Q4 Earnings Webcast link. A replay of the Webcast will be available on the investor relations page of the company's Website within 24 hours of the call.

ABOUT SEITEL

Seitel is a leading provider of seismic data and related geophysical services to the oil and gas industry in North America. Seitel's products and services are used by oil and gas companies to assist in the exploration for and development and management of oil and gas reserves. Seitel has ownership in an extensive library of proprietary onshore and offshore seismic data that it has accumulated since 1982 and that it offers for license to a wide range of oil and gas companies. Seitel believes that its library of onshore seismic data is one of the largest available for licensing in the United States and Canada. Seitel's seismic data library includes both onshore and offshore three- dimensional (3D) and two-dimensional (2D) data and offshore multi-component data. Seitel has ownership in over 34,000 square miles of 3D and approximately 1.1 million linear miles of 2D seismic data concentrated primarily in the major North American oil and gas producing regions. Seitel markets its seismic data to over 1,300 customers in the oil and gas industry, and it has license arrangements with more than 1,000 customers.

Statements in this release about the future outlook related to Seitel involve known and unknown risks and uncertainties, which may cause Seitel's actual results to differ materially from expected results. While Seitel believes its forecasting assumptions are reasonable, there are factors that are hard to predict and influenced by economic and other conditions that are beyond Seitel's control. Other important factors which could cause actual results to differ materially from those in the forward-looking statements are detailed in Seitel's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, a copy of which may be obtained from Seitel without charge.

(Tables to follow)

The following table summarizes the components of Seitel's revenue for the three and twelve months ended December 31, 2004 and 2003 (in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
Acquisition revenue:
Cash underwriting	$6,142	$11,149	$35,337	$35,577
Underwriting from non-monetary
exchanges	38	624	1,908	624
Total acquisition revenue	6,180	11,773	37,245	36,201
Licensing revenue:
New resales for cash	28,069	22,216	80,340	79,776
Non-monetary exchanges	1,834	1,412	12,304	10,630
Deferral of revenue	(12,543)	(15,736)	(44,182)	(51,421)
Selections of data	9,141	9,170	47,131	51,603
Total resale revenue	26,501	17,062	95,593	90,588
Solutions and other	1,230	1,334	4,837	4,676
Total revenue	$33,911	$30,169	$137,675	$141,465

The following table shows cash margin (defined as cash resales plus all other cash revenues other than from data acquisitions, less cash selling, general and administrative expenses and costs of goods sold) and the reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure, operating loss, for the three and twelve months ended December 31, 2004 and 2003 (in thousands):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2004	2003	2004	2003
Cash margin	$22,375	$14,002	$54,707	$49,823
Add (subtract) other revenue components not
included in cash margin:
Acquisition revenue	6,180	11,773	37,245	36,201
Non-monetary exchanges	1,834	1,412	12,304	10,630
Deferral of revenue	(12,543)	(15,736)	(44,182)	(51,421)
Selections of data	9,141	9,170	47,131	51,603
Less:
Depreciation and amortization	(29,008)	(21,132)	(168,201)	(82,638)
Impairment of seismic data library	-	(16,605)	-	(29,959)
Non-cash operating expenses	(20)	-	(22)	-
Operating loss, as reported	$(2,041)	$(17,116)	$(61,018)	$(15,761)

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SEITEL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	December 31,
	2004	2003
ASSETS
Cash and equivalents	$43,285	$44,362
Restricted cash	162	202
Receivables:
Trade, net	41,164	37,461
Notes and other, net	2,149	12,047
Net seismic data library	151,230	247,541
Net property and equipment	11,077	15,431
Oil and gas operations held for sale	223	1,552
Investment in marketable securities	33	99
Prepaid expenses, deferred charges and other	14,159	8,394

TOTAL ASSETS	$263,482	$367,089

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities not subject to compromise:
Accounts payable and accrued liabilities	$30,472	$17,414
Oil and gas operations held for sale	28	17
Debt:
Senior Notes	188,726	-
Term loans	697	5,417
Obligations under capital leases	5,294	6,571
Deferred income taxes	606	1,953
Deferred revenue	53,488	58,876
Liabilities subject to compromise	-	273,119
TOTAL LIABILITIES	279,311	363,367

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock, par value $.01 per share; authorized 5,000,000 shares;
none issued	-	-
Common stock, par value $.01 per share; authorized 400,000,000 and
50,000,000 shares at December 31, 2004 and 2003, respectively;
issued and outstanding 151,414,143 and 25,811,601 at
December 31,2004 and 2003, respectively	1,514	258
Additional paid-in capital	235,081	166,630
Retained deficit	(254,384)	(159,731)
Treasury stock, 435,918 shares at cost at December 31, 2003	-	(5,373)
Deferred compensation - restricted stock	(1,125)	-
Notes receivable from officers and employees for stock purchases	(21)	(124)
Accumulated other comprehensive income	3,106	2,062
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(15,829)	3,722

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$263,482	$367,089

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SEITEL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Quarter Ended December 31,
	2004	2003

REVENUE	$33,911	$30,169

EXPENSES:
Depreciation and amortization	29,008	21,132
Cost of sales	71	305
Selling, general and administrative	6,873	9,243
Impairment of seismic data library	-	16,605
	35,952	47,285

LOSS FROM OPERATIONS	(2,041)	(17,116)

Interest expense, net	(6,021)	(4,878)
Foreign currency exchange gains	1,419	778
Reorganization items	(83)	(4,309)

Loss from continuing operations before income taxes	(6,726)	(25,525)

Provision (benefit) for income taxes	(1,066)	1,578

Loss from continuing operations	(5,660)	(27,103)

Income from discontinued operations	11	1,318

NET LOSS	$(5,649)	$(25,785)

Basis and diluted income (loss) per share:
Loss from continuing operations	$(.04)	$(1.07)
Income from discontinued operations	-	.05
Net loss	$(.04)	$(1.02)

Weighted average number of common and common
equivalent shares - basic and diluted	150,925	25,376

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SEITEL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Year Ended December 31,
	2004	2003

REVENUE	$137,675	$131,465

EXPENSES:
Depreciation and amortization	168,201	82,638
Cost of sales	332	815
Selling, general and administrative	30,160	33,814
Impairment of seismic data library	-	29,959
	198,693	147,226

LOSS FROM OPERATIONS	(61,018)	(15,761)

Interest expense, net	(24,436)	(19,950)
Foreign currency exchange gains	2,372	4,136
Gain on extinguishment of liabilities	-	681
Reorganization items	(12,498)	(5,984)

Loss from continuing operations before income taxes	(95,580)	(36,878)

Provision (benefit) for income taxes	(3,338)	2,199

Loss from continuing operations	(92,242)	(39,077)

Income from discontinued operations	144	1,139

NET LOSS	$(92,098)	$(37,938)

Basis and diluted income (loss) per share:
Loss from continuing operations	$(1.20)	$(1.54)
Income from discontinued operations	-	.04
Net loss	$(1.20)	$(1.50)

Weighted average number of common and common
equivalent shares - basic and diluted	76,991	25,376

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